                        ACACIA CAPITAL CORPORATION
                   STATEMENTS OF OPERATIONS (continued)
                SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED)





                                                          CRI
                                                        CAPITAL
INVESTMENT INCOME                                    ACCUMULATION



     Interest Income                              $      2,615
     Dividend income                                    10,353
         Total investment income                        12,968

Expenses - Note B
     Investment advisory fee                            21,758
     Directors' fees and expenses                        1,266
     Federal and state registration fees                   224
     Insurance                                              71
     Postage and delivery                                   47
     Printing and stationery                             4,084
     Professional fees                                     867
     Miscellaneous expenses                                107
                                                   ___________
         Total expenses                                 28,424
                                                   ___________

         NET INVESTMENT INCOME (LOSS)                  (15,456)
                                                   ___________



REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS AND FOREIGN CURRENCY
Net realized gain (loss) on investments                188,613
Net realized gain (loss) on foreign currency
              -
Change in unrealized appreciation or
  depreciation of investments                        1,176,503
Change in unrealized appreciation or
  depreciation of foreign currency                           -

         NET REALIZED AND UNREALIZED GAIN
         (LOSS) ON INVESTMENTS AND FOREIGN
         CURRENCY                                    1,365,116

         NET INCREASE (DECREASE) IN NET ASSETS
         RESULTING FROM OPERATIONS                  $1,349,660
                                                    __________
                                                    __________



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                        ACACIA CAPITAL CORPORATION
             STATEMENTS OF ASSETS AND LIABILITIES (continued)
                        JUNE 30, 1995 (UNAUDITED)




                                                                 CRI
                                                               CAPITAL
                                                            ACCUMULATION

ASSETS
     Investments in securities, at value -
        see accompanying portfolio
                                                            $6,661,688
     Cash                                                      171,579
     Interest and dividends receivable                           1,938
     Receivable for securities sold                            171,609
     Receivable for shares sold                                      -
     Other assets                                                  297
           Total assets                                      7,007,111


LIABILITIES
     Payable to Calvert Asset Management Company,
       Inc. - Note B                                             5,606
     Payable for securities purchased                          192,254
     Payable for shares redeemed                                   590
     Accrued expenses and other liabilities                          -
                                                             _________
           Total liabilities                                   198,450
                                                             _________
               Net assets                                   $6,808,661
                                                             _________
                                                             _________

NET ASSETS

     Net assets consist of:
     Paid-in capital applicable to 51,873,106
        outstanding shares of common stock, for
        the CRI Balanced Portfolio, $1.00 par
        value (70,000,000 shares authorized)
     Paid-in capital applicable to 320,874
        outstanding shares of common stock, for
        the CRI Capital Accumulation Portfolio,
        $1.00 par value (4,000,000 shares authorized)        5,633,955
     Paid-in capital applicable to 90,840 outstanding
        shares of common stock, for the CRI Strategic
        Growth Portfolio, $1.00 par value (5,000,000
        shares authorized)
     Accumulated net investment income - net
        of distributions                                       (11,828)
     Accumulated realized gains (losses) on investments -
        net of distributions                                   (71,541)
     Accumulated realized gains (losses) on foreign
        currency transactions - net of distributions                 -
     Net unrealized appreciation (depreciation)
        on investments                                       1,258,075
     Net unrealized appreciation (depreciation) on
        foreign currency                                             -
                                                             _________
           Net assets                                       $6,808,661
                                                            __________
                                                            __________

NET ASSETS VALUE, offering and redemption price per share
     CRI Balanced Portfolio
         ($87,719,128 divided by 51,873,106 shares)
     CRI Capital Accumulation Portfolio
         ($6,808,661 divided by 320,874 shares)             $ 21.22
     CRI Strategic Growth Portfolio
         ($908,481 divided by 90,840 shares)
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